Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of AllianzGI Convertible & Income Fund II of our report dated April 20, 2018, relating to the financial statements and financial highlights of AllianzGI Convertible & Income Fund II, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 15, 2018